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                                                                     Exhibit 4.4

                             VOTING TRUST AGREEMENT


     VOTING TRUST AGREEMENT (this "Agreement") dated as of December 3, 1999, between Robert Staib ("Staib" or "Shareholder"), Stockpoint, Inc., a Delaware corporation ("Stockpoint") and U.S. Bank, National Association (the "Voting Trustee").

     WHEREAS, Staib holds 246,000 shares of common stock and 1600 Shares of Series B Preferred Stock of Stockpoint (the "Shares") and warrants ("Warrants") to purchase an additional 500,000 shares of Stockpoint"s common stock (the "Warrant Shares");

     WHEREAS, Staib deems it to be in the best interests of Stockpoint to vest voting power of the Shares and the Warrant Shares issuable upon exercise of the Warrants, in the Voting Trustee as provided in this Agreement; and

     WHEREAS, the Voting Trustee is willing to act in such capacity pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Delivery of Shares. Concurrently with the execution of this Agreement, Staib shall deliver to the Voting Trustee stock certificates evidencing the Shares. Staib shall also deliver to the Voting Trustee stock certificates evidencing the Warrant Shares issued upon exercise of the Warrants. Staib hereby agrees that any shares of common stock issued upon exercise of the Warrants shall be issued directly in the name of the Voting Trustee for retention pursuant to this Agreement. All certificates delivered to the Voting Trustee shall be properly endorsed for transfer on the books of Stockpoint.

     2. Voting Trust Certificates. Upon receipt from Staib of a stock certificate or certificates for Shares or Warrant Shares issued upon exercise of the Warrants (together, the "Staib Shares"), the Voting Trustee shall deliver or cause to be delivered to Staib a voting trust certificate or certificates for the number of shares represented by the certificate or certificates so deposited with the Voting Trustee, which voting trust certificate or certificates shall be in substantially the following form:

                            VOTING TRUST CERTIFICATE

                          For Shares of Common Stock of

                                STOCKPOINT, INC.



    No. _____________                                  _______________ Shares

                    This certifies that Robert Staib has deposited ____________
               shares of __________ stock of Stockpoint, Inc. (the "Company"), with the Voting Trustee hereinafter named, pursuant to a voting trust agreement dated December ___,1999, between Robert Staib, a shareholder of Stockpoint and _____________ as Voting Trustee (the "Agreement"). This certificate and the interest represented thereby is transferable only on the books of the Voting Trustee upon the surrender of this certificate, properly endorsed. The holder of this certificate shall be subject to all the terms and conditions of the Agreement and shall be entitled to the benefits thereof.

                    IN WITNESS WHEREOF, the Voting Trustee have caused this
               certificate to be signed this ______ day of ________________,
               ______.



                                        ________________________________________
                                        Voting Trustee



                                        ________________________________________
                                        Voting Trustee

Record ownership of the Staib Shares shall be vested in the Voting Trustee and shall be transferred to the Voting Trustee upon the books and records of Stockpoint. In the event of a stock split, stock dividend, distribution of shares of any class of Stockpoint or recapitalization, the Voting Trustee shall issue additional or substitute certificates to Staib, which additional certificates shall be modified as necessary to indicate the class of shares so represented and to reflect Staib's interest in such shares.

     3. Transfer of Staib Shares. The Voting Trustees shall have no right or power to sell, pledge or otherwise transfer the Staib Shares except as specifically provided in Section 4 of this Agreement.


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     4. Powers of Voting Trustee. The record ownership of the Staib Shares shall be vested in the Voting Trustee and shall be transferred into the names of the Voting Trustee upon the books of Stockpoint.


          (a) Subject to Section 5, the Voting Trustee shall, with respect to the Staib Shares, be entitled to exercise all shareholders" rights of every kind, including the right to vote and express a consent and the right to take part in any meeting. The holders of voting trust certificates shall not have any right to vote or express a consent with respect to the Staib Shares or to take part in any meeting.

          (b) The Voting Trustee may deliver certificates representing the Staib Shares to Stockpoint for exchange or surrender pursuant to any amendment to the articles of incorporation or any plan of reclassification, merger, consolidation, exchange, liquidation or dissolution of Stockpoint.

          (c) The Voting Trustee shall transfer certificates representing the Staib Shares to any person designated by both Staib and Stockpoint and the shares represented by such voting trust certificates shall no longer be subject to this Agreement. Staib and the Company shall provide the Voting Trustee with written notice of consent to transfer signed by both parties and authorizing the transfer by the Voting Trustee of any Staib Shares transferred in accordance with this Agreement. The Voting Trustee shall be entitled to rely upon such written notice of consent with respect to the delivery and transfer of any Staib Shares (as evidenced by a voting trust certificate or certificates) hereunder, as evidenced, with respect to Stockpoint, by a notice signed by any two individuals holding the title of Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Vice President--Finance, General Counsel, Vice President--Sales, or similar position.

          (d) The Voting Trustee shall have all other rights and obligations specifically provided elsewhere in this Agreement or as otherwise reasonably necessary to carry out the provisions of this Agreement.

     5. Exercise of Voting Rights by Voting Trustee; Appointment of Proxy.

          (a) The Voting Trustee shall vote on all matters that may come before any shareholders" meeting and may express consent as shareholder. With respect to any matter submitted to Stockpoint"s shareholders for approval at any regular or special meeting of the shareholders or by written action in lieu of such meeting, the Voting Trustee shall vote the Staib Shares in the same proportion as the shares of Stockpoint not held by the Voting Trustee voting on such matter shall vote.

          (b) To secure the Voting Trustee" obligations to vote the Staib Shares in accordance with the provisions of Section 5(a) hereof, the Voting Trustee hereby appoints Stockpoint, Inc. and its officers, or any one or more of them, as the Voting Trustee"s proxy and attorney, with full power of substitution, to vote all of the Staib Shares which the Voting Trustee is entitled to vote in accordance with Section 5(a) hereof at any meeting of the shareholders and to transact such other business as may come before any such meeting or any adjournment thereof or that may be taken by written action of the shareholders in lieu of a meeting. The proxies granted by the Voting Trustee pursuant to this Section 5(b) are coupled with an interest and are given to secure performance of the Voting Trustee"s agreements under this Agreement. Such proxies are irrevocable and shall survive the death and disability of the Voting Trustee and the merger, reorganization, consolidation or dissolution of any Voting Trustee that is a corporation or other entity.

     6. Distributions. Staib or any transferee of the Staib Shares, shall be entitled to receive, from time to time, their pro rata share of the dividends or distributions payable in cash or property (other than shares of any class of Stockpoint), if any, received by the Voting Trustee in respect of the Staib Shares subject to the ratable payment of expenses of the Voting Trustee. The Voting Trustee shall promptly deliver to Staib any tax forms relating to the Staib Shares that are received by the Voting Trustee.

     7. Exculpation; Indemnification. The Voting Trustee shall not be liable for any error of judgment or mistake of law, or other mistake, except for his or her own willful misconduct or gross negligence. Staib shall indemnify the Voting Trustee against all expenses, liabilities and other costs incurred by the Voting Trustee which arise out of actions or omissions relating to their duties under this Agreement. The Voting Trustee shall not be liable for transferring Staib Shares in reliance on written notice of consent to transfer delivered pursuant to Section 4(c) hereof.

     8. Compensation; Expense Reimbursement. The Voting Trustee shall be reimbursed by Staib for any expenses, liabilities or other costs incurred by the Voting Trustee in connection with its duties under this Agreement or in connection with any lawsuit brought against any of the Voting Trustee for which they are entitled to be indemnified under Section 7, including the disbursements and reasonable compensation of their agents, attorneys, employees and officers whom they may employ in carrying out the terms and provisions of this Agreement. Further the Voting Trustee shall be entitled to compensation for its services in accordance with the schedule attached hereto. The Voting Trustee shall be entitled to reimburse itself for all expenses incurred in the performance of their duties, and to deduct any compensation due the Voting Trustee, out of any monies held or received by it as distributions with respect to the Staib Shares. In the event that Staib fails to promptly pay such compensation or fees of the Voting Trustee, Stockpoint agrees to pay the same, and Stockpoint shall thereafter be entitled to recover the same from Staib or from any monies held or distributions received by the Trustee under this Agreement.

     9. Filing of this Agreement. A copy of this Agreement shall be filed by the Voting Trustee with

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Stockpoint.

     10. Amendment. The Voting Trustee may submit an amendment to this Agreement to Staib and Stockpoint for their approval at a meeting called for that purpose upon at least 10 days" prior written notice. If the proposed amendment is approved by both Staib and the Board of Directors of Stockpoint, a certificate to that effect shall be made and certified by the Voting Trustee and filed in the offices in which a copy of this Agreement is required to be filed.

     11. Term; Termination.

          (a) This Agreement shall automatically terminate upon the earliest of any of the following events to occur:

               (i) the Voting Trustee has resigned, died, or dissolved and no substitute Voting Trustee is selected by Stockpoint within 30 days after the date of resignation or death of the Voting Trustee;

               (ii) Stockpoint is dissolved and liquidated;

               (iii) voting trust certificates representing all of the Staib Shares have been transferred to one or more transferees pursuant to
          Section 4, except in the event such voting trust certificates are held by a custodian or trustee for the benefit of Staib;

               (iv) Stockpoint has commenced a voluntary case under any applicable bankruptcy law or has had an involuntary case under any such law filed in its name;

               (v) Staib and Stockpoint mutually agree in writing to terminate this Agreement; or

               (vi) Upon the later to occur of December 31, 2002 or the date that Staib beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) less than five percent (5%) of the outstanding common stock of Stockpoint.

          (b) At any time after such termination, the holders of voting trust certificates shall be entitled, upon surrender of such certificates to the Voting Trustee for cancellation, to receive certificates for the number of Staib Shares of Stockpoint"s common stock or other securities then represented by their respective voting trust certificates. Upon delivery of certificates representing the shares of common stock or other securities represented by any voting trust certificate by the Voting Trustee, this Agreement shall no longer be in force or effect with respect to such securities. The Voting Trustee shall deliver to each person who surrendered a voting trust certificate the certificate(s) therefor properly endorsed for transfer on the books of Stockpoint.

     12. Successor Trustees. In the event of the death, dissolution or resignation of the Voting Trustee, Stockpoint shall select a replacement Voting Trustee. If the Voting Trustee shall be declared incompetent by any court of competent jurisdiction, such Voting Trustee shall be deemed to have resigned. Stockpoint may replace the Voting Trustee, with or without cause, at any time. The Voting Trustee may resign upon 30 days" prior written notice to Stockpoint.

     13. Acceptance by Voting Trustee. The Voting Trustee hereby accepts the trust created by the terms of this Agreement and agree to perform their duties hereunder.

     14. Miscellaneous Provisions.

          (a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

          (b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors and assigns.

          (e) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          (f) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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          (g) Governing Law. ALL MATTERS OF CORPORATE LAW UNDER THIS AGREEMENT
     SHALL BE GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW. ALL OTHER MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

          (h) Third-Party Benefit. This Agreement is for the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.


         IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Voting Trustee

By:_______________________________________
Its:______________________________________



STOCKPOINT, INC.

By:_______________________________________
Its:______________________________________


ROBERT STAIB


__________________________________________

                                   SHAREHOLDER


Name and Address                             No. of Shares
----------------                             -------------

Robert Staib                                 246,000 shares of common stock as evidenced by Certificates Nos.  ________;
                                             1600 shares of Series B preferred Stock as evidenced by
                                             Certificate No.______

________________
________________                             Warrant to purchase an aggregate of 312,500 shares of Common Stock dated as of the date of this Agreement and that certain Warrant to Purchase Common Stock of
                                             Neural Applications Corporation dated June 1, 1996 representing the right to purchase 187,500 shares of Common Stock.
